040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120801582-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/28/2012 4:34 PM
	Entity Number E0611172012-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BEMAX INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: EASTBIZ.COM, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 70000000 Par value per share: $ 0.00010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) TAIWO AIMASIKO
Name
5348 VEGAS DR. — LAS VEGAS — NV — 89108
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

TAIWO AIMASIKO — X TAIWO AIMASIKO
Name — **Incorporator Signature**
5348 VEGAS DR. — LAS VEGAS — NV — 89108
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EASTBIZ.COM, INC. — 11/28/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date